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                                                                      Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 on July 20, 1999 File No. 333-83273, the Company's previously filed Registration Statement on Form S-3 on August 21, 2000 File No. 333-42850, the Company's previously filed Registration Statement on Form S-8 on December 29, 2000 File No. 333-52980, and the Company's previously filed Registration Statement on Form S-8 on May 11, 2001 File No. 333-60710.


ARTHUR ANDERSEN LLP


Houston, Texas
March 29, 2002